UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
 Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      October 25, 2010

PSYCHEMEDICS CORPORATION
(Exact Name of Registrant As Specified In Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-13738	58-1701987
(Commission File Number)	(I.R.S. Employer Identification No.)

125 Nagog Park, Acton, Massachusetts	01720
(Address of Principal Executive Offices)	(Zip Code)

(978) 206-8220
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(c)              On October 25, 2010, Psychemedics Corporation (the "Company")  appointed Neil Lerner as Vice President and Controller of the Company.  In such capacity Mr. Lerner, age 43, will serve as the Company’s principal financial and accounting officer, and will be responsible for all internal and external financial reporting activities, as well as the Company’s financial analysis and planning activities.  He will report directly to the Chairman and CEO.  Mr. Lerner has over 20 years of finance and accounting experience, including six years of experience in internal audit functions.  Most recently, he served as Director of Accounting at Beacon Roofing Supply, Inc., a publicly-held roofing supply distributor, that had revenues in excess of $1.7 Billion in fiscal 2009, where he shared responsibility for the company’s financial consolidation and reporting function.  From 2006-2008, he served as Divisional Controller with Mastec, Inc., a publicly-held construction company with revenues in 2007 of over $1 Billion, and its successor, Atlas TMS (a privately held company). Prior to 2005 he held various finance and accounting positions with various affiliates of Johnson & Johnson Corporation, including Plant Controller in the Netherlands.  Mr. Lerner is a certified public accountant.  He received his Bachelor’s Degree from the University of Colorado, and a Master of International Management from the University of Denver.

(e)              Mr. Lerner’s employment will be at will.  He will receive a salary of $130,000 per year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PSYCHEMEDICS CORPORATION
Dated: October 28, 2010

	By:	/s/ Raymond C. Kubacki
Raymond C. Kubacki,
Chief Executive Officer